Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Forticell BioScience, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 18, 2007, relating to the consolidated financial statements of Forticell BioScience, Inc. (a development stage enterprise), which is contained within that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

New York, New York
February 4, 2008